FORM 8-K

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported) July 25, 1997.



                                HIGH PLAINS CORPORATION

                 (Exact name of registrant as specified in its charter)



Kansas                                                                 #1-8680
(State or other jurisdiction of                               (Commission File
incorporation)                                                         Number)



200 W. Douglas                                                     #48-0901658
Suite #820                                                       (IRS Employer
Wichita, Kansas 67202                                      Identification No.)
(Address of prinicipal
exeuctive offices)


                                    (316)269-4310
                            (Registrant's telephone number)


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Item 5        Other Information


Wichita, KS, July 25, 1997- High Plains Corporation (NASDAQ:HIPC) today announced that material improvements have been made to the quality of their industrial grade ethanol product, manufactured at their York, Nebraska facility.The Company reported that the quality had been sufficiently improved to begin producing at the full productive capacity rate of that distillation equipment, which is approximately 30,000 gallons per day
(gpd).The Company has contracted for and has begun shipping to fill initial orders for this product totaling over one million gallons to several customers, at prices that are significantly higher than fuel grade prices.


High Plains' President, Raymond Friend commented, "We are very pleased to have attained this product quality, allowing us to begin full production of this distillation unit.The margins that we are receiving on sales of industrial grade ethanol should have a very positive effect on our bottom line."

John Murtagh, the process and distillation expert that the Company has contracted with to improve product quality, said, "High Plains has implemented the majority of the process changes that were recommended, and as a result, we have seen a material improvement in product quality.As remaining process changes are accomplished, High Plains should be able to further improve their product to a quality suitable for any hydrous ethanol applications."

The approximate 70,000 gpd production remaining at the York plant and the approximate 50,000 gpd at the Colwich, Kansas plant are being sold as fuel grade ethanol.

The Company's Chairman, Dan Skolness said, "The Company expects to benefit from even lower corn prices in the future as a result of the large corn harvest that is anticipated."The Company is currently purchasing milo at the Company's plants for $2.31 per bushel and has contracted for milo as low as $2.14 during the fourth calendar quarter.



At this time, the House/Senate Conference Committee is meeting to resolve their differences in the Federal Budget plan.The House version currently provides for the ethanol blender's excise tax credit to be left unchanged and allowed to expire on 09/30/2000.The Senate version provides for small reductions to the ethanol blender's excise tax credit after year 2000, but extends the reduced tax credit to 09/30/2007.The Republican leaders have met and have passed the issue on to be negotiated by House and Senate Republicans and Democrats and by the Clinton Administration.We think this is a positive development.

Mr. Friend stated, "The Clinton Administration favors the Senate version, but with no reductions of credit amount.We are in favor of the President's version.We believe that we have an excellent opportunity for extension of this incentive that allows us to be competitive with subsidized gasoline.We urge our shareholders or anyone interested in continuing the many economic and environmental benefits that ethanol provides our country to contact Representative Trent Lott (R-Mississippi) 202-224-6253 (fax 202-224-2262), Senator Tom Daschle (D-South Dakota) 202-224-2321 (fax 202-224-2047), and The White House 202-456-1414 (fax 202-456-7044) asking and thanking them for their support of President Clinton's position on the extension of the ethanol incentive."

The Company indicated that earnings for the fourth quarter and for the year would be released in mid-August and that a conference call is planned subsequent to that release.

Based in Wichita, Kansas, High Plains Corporation is the only publicly traded company whose sole business is Ethanol.It is one of the largest producers of Ethanol with approximately 60 million gallons per year of current capacity.Clean burning Ethanol reduces pollutants in automotive gasoline and increases octane levels for better engine performance without increasing gas pump prices.

"THE SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.This press release contains forward-looking statements that involve risks and uncertainties, including but not limited to risks detailed from time to time in the Company's Securities and Exchange Commission filings.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized:



Date July 25, 1997                                 HIGH PLAINS CORPORATION

                                                   Raymond G. Friend
                                                   President